COACHMEN INDUSTRIES, INC.
423 N. Main St. • P.O. Box 30 • Middlebury, Indiana 46540 • 574/825-5821 • Fax 574/825-8141

NEWS RELEASE

For immediate release Wednesday, July 23, 2008

COACHMEN HOUSING GROUP PROFITABLE, RV GROUP OPERATIONS IMPROVE, DESPITE LOSS

Middlebury, Ind. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the second quarter ended June 30, 2008.

“Although we continued to implement substantial operational improvements and cost saving projects, because of the unexpectedly rapid and deep fall in the RV markets, Coachmen Industries Inc. reported a $3.0 million loss for the quarter ending June 30, 2008.  Our Housing Group achieved another profitable quarter.  However, the tremendous strides in cost reductions accomplished by our RV Group were insufficient to overcome the effects of extreme fuel prices and a continuing credit crisis which has resulted in the lowest consumer confidence in over 16 years,” commented Richard M. Lavers, President and Chief Executive Officer. “Our  loss of $3 million for the quarter is obviously not what we strove to achieve, but it does represent an improvement in bottom line performance of $7.2 million or 71% from 2007 in the face of a 35% decrease in net sales.  Through the first half, we have reduced our loss to $1.6 million from $21.5 million in 2007, an improvement of 93%, which is commendable given what is happening in both the housing and RV markets.  Our operating expenses are tracking at less than 55% of last year’s level.  These results demonstrate that the actions we have taken are working, and will allow us to weather this down cycle.  Nevertheless, we must – and will – take even further measures to bring our costs in line with the revenues that are the reality of these market conditions.”

Net Sales for the second quarter were $96.7 million compared to $149.8 million reported for the same period in 2007.  Gross profits for the quarter improved to $6.9 million or 7.1% of revenues from $6.0 million, or 4.0% of revenues for second quarter of 2007.  Operating expenses decreased $7.6 million from last year to $9.2 million.  At the bottom line, the Company reported net loss of $3.0 million, or ($0.18) per share, versus a net loss of $10.1 million, or ($0.64) per share in the second quarter of 2007.

Sales for the six-month period ended June 30 were $218.0 million versus $280.0 million reported for the same period last year.  Gross profits improved to $17.7 million or 8.1% of revenues from $7.4 million, or 2.6% of revenues in the first half of 2007.  Operating expenses decreased $10.3 million from last year to $18.1 million.  At the bottom line, the Company reported a net loss of $1.6 million or ($0.10) per share, versus a net loss of $20.6 million or ($1.31) per share for the same period in 2007.

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Coachmen Industries, Inc. Announces Second Quarter Results

July 23, 2008

Recreation Vehicle Group

“While we turned in a loss for the quarter, we have made significant progress in reducing our break even through cost reductions, capacity utilization, consolidation, and radically improved products … both appeal and quality, however it simply is not enough in light of the current and projected market conditions and economic climate,” said Michael R Terlep, President of Coachmen RV Group.  “And while a quarter over quarter improvement in bottom line performance for the RV Group of 44.0% on 47.2% fewer sales conclusively demonstrates the improvements we have made, we simply must make further adjustments throughout our Company to navigate the worst market conditions our Industry has seen in decades.”

Housing Group

“The Housing Group’s core business of single family homes was again adversely affected by the dismal conditions in the nationwide housing market,” commented Housing Group President Rick Bedell.  “However, overall we are one of the very few housing businesses in the country to not only continue, but to increase our profits. A combination of our major project activities, improved gross margins and reduced operating expenses, helped to generate a pre-tax profit of $3.1 million compared with a pre-tax profit of $1.1 million for the year-ago quarter,” concluded Bedell.

Coachmen Industries will conduct a conference call to discuss the financial results in this release at 10:00 a.m. (Eastern Time), Thursday, July 24, 2008.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call over the internet at www.earnings.com. The online replay will be available at approximately 12:00 p.m. (Eastern Time) and continue for 30 days.

Coachmen Industries, Inc. is one of America’s leading manufacturers of recreational vehicles, systems-built homes and commercial buildings, with prominent subsidiaries in each industry.  The Company’s well-known RV brand names include COACHMEN®, GEORGIE BOYTM, SPORTSCOACH® and VIKING®. Through ALL AMERICAN HOMES® and MOD-U-KRAF®, Coachmen is one of the nation’s largest producers of systems-built homes, and also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMSTM products.  Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain.  Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, increased interest rates the availability for floorplan financing for the Company’s recreational vehicle dealers and corresponding availability of cash to Company, uncertainties and timing with respect to sales resulting from recovery efforts in the Gulf Coast, uncertainties regarding the impact on sales of the disclosed restructuring steps in both the recreational vehicle and housing segments, the ability of the company to generate taxable income in future years to utilize deferred tax assets and net operating loss carry-forwards available for use, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, price volatility of raw materials used in production, the Company’s dependence on chassis and other suppliers, the availability and cost of real estate for residential housing, the supply of existing homes within the company’s markets, the impact of home values on housing demand, the impact of sub-prime lending on the availability of credit for the broader housing market, the ability of the Company to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, dependence on significant customers within certain product types, consolidation of distribution channels in the recreational vehicle industry, consumer confidence, uncertainties of matters in litigation, current litigation relating to and Congressional inquiry surrounding the Company’s use of components containing formaldehyde in its products, further developments in the war on terrorism and related international crises, oil supplies, the addition or loss of our dealers or builders, the introduction and marketing of competitive products by others, including significant discounting by our competitors and other risks identified in the Company’s SEC filings.

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Coachmen Industries, Inc. Announces Second Quarter Results

July 23, 2008

For more information:

Thomas Gehl                                                                                                               Colleen Zuhl
Secretary and Director of Investor Relations                                                                                                Chief Financial Officer
574-825-8776

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Coachmen Industries, Inc. Announces Second Quarter Results

July 23, 2008

Coachmen Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales	$96,708	$149,763	$218,026	$280,006

Gross profit - $	6,876	5,994	17,739	7,420
Gross profit - %	7.1%	4.0%	8.1%	2.6%

GS&A - $	9,200	12,915	18,330	24,962
GS&A - %	9.5%	8.6%	8.4%	8.9%

Gain on sale of assets, net - $	(39)	(22)	(247)	(467)
Gain on sale of assets, net - %	(0.0)%	(0.0)%	(0.1)%	(0.2)%

Goodwill impairment charge - $	-	3,872	-	3,872
Goodwill impairment charge - %	0.0%	2.6%	0.0%	1.4%

Total operating expenses - $	9,161	16,765	18,083	28,367
Total operating expenses - %	9.5%	11.2%	8.3%	10.1%

Operating loss - $	(2,285)	(10,771)	(344)	(20,947)
Operating loss - %	(2.4)%	(7.2)%	(0.2)%	(7.5)%

Outside interest expense	1,110	944	2,138	1,787
Outside investment income	(260)	(479)	(554)	(953)
Other income	(172)	(119)	(292)	(215)
Other expense	678	346	1,292	619

Pre-tax loss - $	(2,963)	(11,117)	(1,636)	(21,566)
Pre-tax loss - %	(3.1)%	(7.4)%	(0.8)%	(7.7)%

Tax expense (credit)	-	(994)	-	(995)

Net loss	$(2,963)	$(10,123)	$(1,636)	$(20,571)

Loss per share - Basic & Diluted	$(.18)	$(.64)	$(.10)	$(1.31)

Weighted average shares outstanding:
Basic	15,774	15,726	15,762	15,722
Diluted	15,774	15,726	15,762	15,722

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Coachmen Industries, Inc. Announces Second Quarter Results

July 23, 2008

 Coachmen Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2008	2007
Assets	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$2,279	$1,549
Accounts receivable	23,943	9,122
Inventories	80,983	79,268
Refundable income taxes	1,556	1,628
Prepaid expenses and other	7,796	7,623
Assets held for sale	5,021	-
Total current assets	121,578	99,190

Property, plant and equipment, net	46,055	52,932
Goodwill	12,993	12,993
Cash value of life insurance, net of loans	26,469	33,936
Notes receivable	5,726	6,158
Other	2,177	2,459
TOTAL ASSETS	$214,998	$207,668

Liabilities and Shareholders' Equity
CURRENT LIABILITIES
Short-term borrowings & current portion of LT debt	$33,211	$20,925
Accounts payable, trade	19,356	15,042
Floor plan notes payable	3,390	4,116
Accrued income taxes	497	536
Accrued expenses and other liabilities	26,900	33,235
Total current liabilities	83,354	73,854

Long-term debt	2,975	3,010
Postretirement deferred compensation benefits	6,832	7,632
Deferred income taxes	1,990	1,990
Other	49	49
Total liabilities	95,200	86,535

Total shareholders' equity	119,798	121,133

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$214,998	$207,668

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Coachmen Industries, Inc. Announces Second Quarter Results

July 23, 2008

Coachmen Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2008	2007

Net loss	$(1,636)	$(20,571)
Depreciation	2,688	3,011
Changes in current assets and liabilities	(19,654)	16,828
Net cash used in operating activities	(18,602)	(732)

Net cash used in investing activities	(2,270)	(2,016)

Net borrowings (repayments)	21,525	4,208
Issuance (purchase) of stock	77	88
Dividends paid	-	(944)
Net cash provided by financing activities	21,602	3,352

Increase in cash and cash equivalents	730	604

Beginning of period	1,549	2,651

End of period	$2,279	$3,255

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Coachmen Industries, Inc. Announces Second Quarter Results

July 23, 2008

Coachmen Industries, Inc. and Subsidiaries
Segment Data
(in thousands)
 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales
Recreational vehicles	$58,781	$111,227	$149,260	$215,379
Housing	37,927	38,536	68,766	64,627

Consolidated total	$96,708	$149,763	$218,026	$280,006

Gross profit
Recreational vehicles	$(251)	$(69)	$4,942	$(935)
Housing	7,127	6,063	12,798	8,356
Other reconciling items	-	-	(1)	(1)

Consolidated total	$6,876	$5,994	$17,739	$7,420

Gross profit percentage
Recreational vehicles	(0.4)%	(0.1)%	3.3%	(0.4)%
Housing	18.8%	15.7%	18.6%	12.9%

Consolidated total	7.1%	4.0%	8.1%	2.6%

Operating expenses
Recreational vehicles	$6,738	$12,181	$13,023	$19,253
Housing	4,027	5,016	8,317	10,037
Other reconciling items	(1,604)	(432)	(3,257)	(923)

Consolidated total	$9,161	$16,765	$18,083	$28,367

Operating expenses percentage
Recreational vehicles	11.5%	11.0%	8.7%	8.9%
Housing	10.6%	13.0%	12.1%	15.5%

Consolidated total	9.5%	11.2%	8.3%	10.1%

Operating income (loss)
Recreational vehicles	$(6.989)	$(12,250)	$(8,082)	$(20,188)
Housing	3,100	1,047	4,481	(1,681)
Other reconciling items	1,604	432	3,257	922

Consolidated total	$(2,285)	$(10,771)	$(344)	$(20,947)

Pre-tax income (loss)
Recreational vehicles	$(6,868)	$(12,270)	$(7,924)	$(20,315)
Housing	3,051	1,096	4,409	(1,581)
Other reconciling items	854	57	1,879	330

Consolidated total	$(2,963)	$(11,117)	$(1,636)	$(21,566)

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